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EXHIBIT (a)(1)(C)

Notice of Guaranteed Delivery
to
Tender Shares of Common Stock
(including the Associated Series A Participating Preferred Stock Purchase Rights)
of
ELKCORP
to
BUILDING MATERIALS CORPORATION OF AMERICA

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 23, 2007, UNLESS THE OFFER IS EXTENDED.

(Not be used for Signature Guarantees)

        This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) (i) if certificates evidencing shares of common stock, par value $1.00 per share (the "Shares"), of ElkCorp, a Delaware corporation (the "Company"), are not immediately available, (ii) if share certificates and all other required documents cannot be delivered to The Bank of New York (the "Depositary") or (iii) if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase, dated December 20, 2006 (the "Offer to Purchase")). This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary For The Offer Is:

THE BANK OF NEW YORK

By Mail:	By Overnight Courier:	By Hand:
The Bank of New York Reorganization Services P.O. Box 859208 Braintree, MA 01285-9208	The Bank of New York Reorganization Services 161 Bay State Road Braintree, MA 02184	The Bank of New York Reorganization Services 101 Barclay Street, 1-E Receive and Deliver Window New York, NY 10286

By Facsimile Transmission:
(For Eligible Institutions Only)

(781) 380-3388

To Confirm Facsimile Only:
(781) 843-1833 Ext. 200

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        The undersigned hereby tenders to Building Materials Corporation of America, a Delaware corporation (including any successor thereto, the "Purchaser"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 20, 2006 and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares:

Certificate Nos. (if available):

Check box if Shares will be tendered by book-entry transfer: ☐
Account Number:

Dated:	, 200

Name(s) of Record Holder(s):

(Please Print)
Address(es):

(Zip Code)
Area Code and Tel. No.:

Signature(s):

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GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEES)

        The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (a) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of Shares complies with Rule 14e-4 and (c) delivery to the Depositary of the Shares tendered hereby, in proper form of transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three New York Stock Exchange trading days after the date hereof.

        The Eligible Institution that completes this form must communicate the guarantees to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:
Zip Code
Area Code and Tel. No.:

Authorized Signature
Name:

Please Print

Title:
Dated:	, 200

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEES)